                                                                   EXHIBIT 10.20

                        COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 15th day of October, 1999, by and among VAXGEN, INC., a Delaware corporation (the "Company"), and VULCAN VENTURES, INC., a Washington corporation (the "Purchaser"), in connection with the Company's offering (the "Offering") of Common Stock.

 1. PURCHASE AND SALE OF COMMON STOCK.

     1.1 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions hereof, Purchaser agrees to purchase, and the Company agrees to sell and issue to Purchaser, two million one hundred seventy three thousand nine hundred thirteen (2,173,913) shares of common stock of the Company (the "Common Stock") at a price per share of eleven dollars and fifty cents ($11.50), for an aggregate purchase price of twenty four million nine hundred ninety nine thousand nine hundred ninety nine dollars and fifty cents ($24,999,999.50).

     1.2 CLOSING. The closing of the purchase and sale of the Common Stock hereunder will take place (the "Closing") within two business days after all conditions to closing have been satisfied (the "Closing Date"). The place of the Closing shall be at the offices of Graham & James LLP/Riddell Williams P.S., 1001 Fourth Avenue Plaza, Suite 4500, Seattle, Washington 98154, or such other place as Purchaser and the Company may mutually agree.

     1.3 ESCROW. Subject to the terms and conditions of the Escrow Agreement by and among Chase Manhattan Trust Co., National Association (the "Escrow Agent"), the Company and Purchaser, dated as of October 15, 1999 (the "Escrow Agreement"), Purchaser will deposit with Escrow Agent $24,999,999.50 in immediately available funds to be released to the Company pursuant to the terms of the Escrow Agreement after all conditions to closing have been satisfied. The Company will deposit with Escrow Agent an irrevocable letter of instruction to ChaseMellon Shareholder Services, Inc. (the "Transfer Agent") directing Transfer Agent to issue stock certificate(s), registered in such names and in such denominations as Purchaser shall request, representing 2,173,913 shares of Common Stock of the Company to be released to Transfer Agent pursuant to the terms of the Escrow Agreement after all conditions to closing have been satisfied.

 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to Purchaser as follows:

     2.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute, deliver and perform this Agreement and to issue, sell and deliver the Common Stock.

     2.2 CAPITALIZATION. As of October 11, 1999, the authorized capital of the Company consists of:

          (a) Preferred Stock. 20,000,000 shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"), of which no shares are outstanding.

          (b) Common Stock. 20,000,000 shares of Common Stock having a par value of $0.01 per share, 11,250,152 shares of which are issued and outstanding.

     2.3 AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the issuance, execution and delivery of the Common Stock have been duly authorized by all requisite corporate action.

     2.4 VALIDITY. This Agreement and the Escrow Agreement (collectively, the "Transaction Agreements") have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the laws of bankruptcy and the laws affecting creditors' rights generally and the availability of equitable remedies. The Common Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances.

     2.5 DISCLOSURE DOCUMENTS. The Prospectus dated June 29, 1999 (the "Prospectus"), filed by the Company pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Company's Initial Public Offering, and the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 12, 1999 (collectively with the Prospectus, the "Disclosure Documents"), contained all statements required to be stated therein and in accordance with, and complied in all material respects with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission thereunder and did not include any untrue statement of a material fact or meant to state a material fact necessary to make the statements therein not misleading as of the date of such documents, provided however, that the foregoing provisions do not apply to statements or omissions made in the Prospectus in reliance upon and in conformity to information provided to the Company by the Purchaser or its representatives for use therein. Since the respective date of the Disclosure Documents, there has been no material adverse change or prospective material adverse change in the assets, liquidity, liabilities, financial condition, results of operations or properties of the Company.

     2.6  CONFLICTS, NOTIFICATION.

     (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties are bound or affected, except with regard to (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a material adverse effect.

     (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the rules of the Nasdaq National Market, state securities laws ("Blue Sky Laws") and the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules and regulations thereunder, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have a material adverse effect.

 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     3.1 AUTHORIZATION. Purchaser represents and warrants to the Company that Purchaser has full power and authority to enter into the Transaction Agreements and that the Transaction Agreements constitute the valid and legally binding obligation of Purchaser.

     3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. Purchaser represents and warrants to the Company that Purchaser is acquiring the Common Stock for investment for Purchaser's own account and not with a view to the resale or distribution thereof, and that the Purchaser has no present intention of selling or otherwise effecting a distribution of the same.

     3.3 RELIANCE UPON PURCHASERS' REPRESENTATIONS. Purchaser understands that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated under the Securities Act, and that the Company's reliance on such exemption is predicated on Purchaser's representations contained in this Agreement.

     3.4 INVESTMENT EXPERIENCE. Purchaser represents that Purchaser is experienced in evaluating development-stage bio-technology companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, and has the ability to bear the economic risks of the investment.

     3.5 RECEIPT OF INFORMATION. Purchaser represents that Purchaser has reviewed the Disclosure Documents and has had an opportunity to ask questions of and to receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of the information furnished to the Purchaser or to which the Purchaser had access.

     3.6 LEGENDS. Each certificate representing shares of Common Stock issued pursuant to this Agreement shall be endorsed with a legend in substantially the following form, and Purchaser covenants that, except to the extent such restrictions are waived by the Company, such Purchaser shall not transfer the Common Stock without complying with the restrictions on transfer described in the legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACT (COLLECTIVELY, THE "SECURITIES LAWS"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS THEY (I) ARE REGISTERED UNDER THE SECURITIES LAWS OR (II) ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND THE CORPORATION IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     3.7 ACCREDITED INVESTOR. Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission and as presently in effect.

     3.8 DOMICILE. Purchaser represents that it has its principal place of business in the state set forth on the signature page.

 4. RIGHT OF FIRST REFUSAL.

     Subject to the terms and conditions specified in this Section 4, the Company hereby grants to Purchaser for the period of one year following the Closing Date, a right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4) which the Company may, from time to time, propose to sell and issue. Purchaser's pro rata share, for purposes of this right of first refusal, is the ratio of the number of outstanding shares of Common Stock and Common Stock issuable upon conversion of any convertible security held of record by Purchaser immediately prior to the issuance of New Securities to the total number of shares of Common Stock outstanding and Common Stock issuable upon conversion of any convertible security outstanding immediately prior to the issuance of New Securities. This right of first refusal shall be subject to the following provisions:

     4.1 "New Securities" shall mean any Common Stock of the Company whether now authorized or not, issued in exchange for cash in a private placement transaction. New Securities shall not include (i) securities issuable upon exercise of existing rights to acquire Common Stock issued to consultants or vendors of the Company, or (ii) any other issuances of capital stock of the Company, or rights to acquire capital stock of the Company, which do not exceed an aggregate of 268,481 shares of Common Stock, or the issuance of rights to acquire such number of shares of Common Stock, or securities convertible into such number of shares of Common Stock.

     4.2 In the event the Company proposes to undertake an issuance of New Securities, it shall give Purchaser written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Purchaser shall have 20 days after any such notice is effective to agree to purchase Purchaser's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     4.3 In the event Purchaser fails to exercise fully the right of first refusal within said 20-day period, the Company shall have 120 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 120 days from the date of said agreement) to sell the New Securities respecting which Purchaser's right of first refusal option set forth in this Section 4 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Purchaser pursuant to Section 4. In the event the Company has not entered into an agreement to sell the New Securities within said 120-day period (or sold and issued New Securities in accordance with the foregoing within 120 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to Purchaser in the manner provided in Section 4 above.

 5. CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE.

     Purchaser's obligations to purchase the Common Stock at the Closing are, at the option of Purchaser, subject to the fulfillment on or prior to the Closing Date of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such Closing Date shall have been performed or complied with in all material respects, and all consents, permits and waivers required to be obtained by the Company shall have been obtained.

     5.3 REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered to Purchaser a Registration Rights Agreement, in substantially the form attached hereto as Exhibit A.

     5.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

 6. CONDITIONS TO COMPANY'S OBLIGATION TO CLOSE.

     The Company's obligation to sell and issue the Common Stock at the Closing is, at the option of the Company, subject to the fulfillment of the following conditions either before or on the Closing Date:

     6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations made by Purchaser in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date.

     6.2 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom pursuant to each such state's counterpart to Regulation D as promulgated under the Securities Act, required by any state for the offer and sale of the Common Stock, or shall do so within the applicable time periods.

     6.3 WAIVER OF PREEMPTIVE RIGHTS. All holders of preemptive rights to acquire common stock of the Company, if any, shall have waived such rights in writing in connection with the transactions contemplated herein.

     6.4 REGISTRATION RIGHTS AGREEMENT. Purchaser shall have executed and delivered to the Company a Registration Rights Agreement, in substantially the form attached hereto as Exhibit A.

     6.5 NASDAQ NATIONAL MARKET APPROVAL. The Common Stock to be issued pursuant to this Agreement shall have been approved for trading on the Nasdaq National Market subject to notice of issuance.

     6.6 HSR ACT. The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated herein under the HSR Act shall have expired or shall have been terminated.

 7. CONDITIONS OF CLOSING.

     7.1 PRE-CLOSING COVENANTS. The parties agree that Purchaser and the Company shall promptly and in good faith (i) prepare and file any and all notifications, shall cooperate with the Company in effecting any and all filings and shall otherwise comply with the applicable requirements of the HSR Act in connection with such notifications and filings; and (ii) prepare and file any and all required applications for approval for trading on the Nasdaq National Market subject to notice of issuance of the Common Stock to be issued pursuant to this Agreement.

     7.2 DELIVERIES AT CLOSING. Upon satisfaction of the parties' respective obligations to close, the parties agree to execute the Joint Escrow Instructions, in substantially the for attached as Exhibit A to the Escrow Agreement directing Escrow Agent to release and deliver the Escrow Fund (as defined in the Escrow Agreement), and that the Instructions and the Consideration (as each term is defined in the Escrow Agreement) shall be distributed pursuant to the terms of the Escrow Agreement.

 8. MISCELLANEOUS.

     8.1 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     8.2 PARTIES IN INTEREST; ASSIGNABILITY. The rights and obligations of the parties hereto may not be assigned. All covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of the parties to this Agreement whether or not so expressed.

     8.3 PROFESSIONAL FEES AND EXPENSES. Private placement fees and commissions shall be paid by the Company out of the gross proceeds of this offering. Each party will bear its own expenses in connection with this offering.

     8.4 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without regard to principles of conflict of laws. It is agreed and understood that if any action or other proceeding be brought on or in connection with this Agreement, venue shall be in King County, Washington.

     8.5 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing signed by the Company and by the holders of a majority of the outstanding Common Stock purchased hereby.

     8.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.7 SEVERABILITY. Should any provisions or portion of this Agreement be held unenforceable or invalid for any reason, the remaining provisions and portions shall be unaffected by such holding.

     8.8 ATTORNEYS' FEES. In the event that it is necessary for any party to engage an attorney to enforce the terms of this Agreement, the prevailing party shall, in addition to any other relief, be entitled to recover from the party in default reasonable attorneys' fees and costs, including any on appeal.

     8.9 NOTICE. To be effective, any notice under this Agreement shall be in writing, delivered in person, via facsimile (with confirmation copy mailed by certified or registered mail, postage prepaid), or mailed by certified or registered mail, postage prepaid, to the following addresses: (a) if to Purchaser, at 110 -- 110th Avenue NE, Suite 550, Bellevue, Washington, 98004, attn: Mr. William D. Savoy, or at such other address as Purchaser shall designate by ten (10) days advance written notice to the other parties to this Agreement, or (b) if to the Company, at 1000 Marina Boulevard, Suite 200, Brisbane, California, 94005, attn: Robert C. Nowinski, or at such other address as the Company shall designate by ten (10) days advance written notice to the other parties to this Agreement. Unless otherwise specified in this Agreement, all such notices and other written communications shall be effective (x) if delivered, upon delivery, (y) if by facsimile, upon transmission with confirmation of receipt by the receiving party's facsimile terminal, or (z) if mailed, three (3) days after mailing.

     8.10 SPECIFIC PERFORMANCE. Each of the Company and Purchaser acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Company and Purchaser agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Company, Purchaser and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date and year first above written.

"COMPANY"                                 VAXGEN, INC.

                                          By:    /s/ ROBERT C. NOWINSKI
                                            ------------------------------------
                                            Robert C. Nowinski, Chairman of the
                                            Board and Chief Executive Officer

"PURCHASER"                               VULCAN VENTURES, INC.

                                          No. of Shares Purchased: 2,173,913

                                          Total Price ($11.50 per share):
                                          $24,999,999.50
                                                 /s/ WILLIAM D. SAVOY
                                          --------------------------------------
                                          Vulcan Ventures, Inc.
                                          By: William D. Savoy
                                          Its: President
                                          91-1374788
                                          --------------------------------------
                                          Tax Identification Number

                                          State of Formation: Washington

                                          Address: 110 -- 110th Avenue NE, Suite
                                                   550
                                               Bellevue, WA 98004
                                          (425) 453-1940
                                          --------------------------------------
                                          Telephone Number